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As filed with the Securities and Exchange Commission on July 16, 2004.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Micro Component Technology, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0985960 (IRS Employer Identification No.)

2340 West County Road C St. Paul, MN 55113-2528 (Address of principal executive offices)
2004 Incentive Stock Plan Stock Option Plan for Outside Directors (Full title of the plan)
Roger E. Gower Chief Executive Officer Micro Component Technology, Inc. 2340 West County Road C St. Paul, MN 55113-2528 (Name and address of agent for service)
(651) 697-4000 (Telephone number, including area code, of agent for service)
Copies to: Charles C. Berquist, Esq. James C. Diracles, Esq. Best & Flanagan LLP 225 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402-4690 (612) 339-7121

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE

Common Stock, par value $0.01 per share	1,000,000 shares	$1.09	$1,090,000	$138.10

(1)
This Registration Statement includes 880,000 shares of common stock to be registered under the 2004 Incentive Stock Plan, and 120,000 shares of common stock to be registered under the Stock Option Plan for Outside Directors.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant's common stock on the OTC Bulletin Board on July 13, 2004.

PART I

INFORMATION REQUIRED IN
THE SECTION 10(a) PROSPECTUS

ITEM 1.    PLAN INFORMATION

        Not required to be filed in the Registration Statement.

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Not required to be filed in the Registration Statement.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

  (a)
  Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

  (b)
  Quarterly Report on Form 10-Q for the quarter ended March 27, 2004; and

  (c)
  The description of the Registrant's Common Stock contained in its Registration Statement on Form S-2, filed May 4, 2004.

        All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of it from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference to this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference (or in any other subsequently filed documents which also is or is deemed to be incorporated by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 302A.521 of Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court. The Registrant's Bylaws provide for indemnification of officers, directors, employees, and agents to the fullest extent provided by Section 302A.521. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The Registrant also maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Registrant.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8.    EXHIBITS

4.1
2004 Incentive Stock Plan (filed herewith)

4.2
Amended Stock Option Plan for Outside Directors (filed herewith)

5.1
Opinion and Consent of Best & Flanagan LLP (filed herewith)

23.1
Consent of Deloitte & Touche LLP (filed herewith)

23.2
Consent of Best & Flanagan LLP (included in Exhibit 5.1)

23.3
Consent of Virchow, Krause & Company, LLP (filed herewith)

24.1
Power of Attorney (included on page II-5 of this Registration Statement)

ITEM 9.    UNDERTAKINGS

  (a)
  The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Paul, Minnesota, on July 14, 2004.

MICRO COMPONENT TECHNOLOGY, INC.
By:	/s/ ROGER E. GOWER Roger E. Gower Chief Executive Officer

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Roger E. Gower and Thomas P. Maun, and either of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 14, 2004 by the following persons in the capacities indicated.

Signature	Capacity

/s/ ROGER E. GOWER Roger E. Gower	President, Chief Executive Officer, Chairman of the Board and Director
/s/ THOMAS P. MAUN Thomas P. Maun	Vice President of Finance/Administration, Chief Financial Officer
/s/ DONALD J. KRAMER Donald J. Kramer	Director
/s/ DAVID M. SUGISHITA David M. Sugishita	Director
/s/ DONALD R. VANLUVANEE Donald R. VanLuvanee	Director
/s/ PATRICK VERDERICO Patrick Verderico	Director
/s/ DR. SHELDON BUCKLER Dr. Sheldon Buckler	Director
/s/ D. JAMES GUZY D. James Guzy	Director

EXHIBIT INDEX

4.1
2004 Incentive Stock Plan (filed herewith)

4.2
Amended Stock Option Plan for Outside Directors (filed herewith)

5.1
Opinion and Consent of Best & Flanagan LLP (filed herewith)

23.1
Consent of Deloitte & Touche LLP (filed herewith)

23.2
Consent of Best & Flanagan LLP (included in Exhibit 5.1)

23.3
Consent of Virchow, Krause & Company, LLP (filed herewith)

24.1
Power of Attorney (included on page II-5 of this Registration Statement)

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  ITEM 1. PLAN INFORMATION
  ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  ITEM 4. DESCRIPTION OF SECURITIES
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
  ITEM 8. EXHIBITS
  ITEM 9. UNDERTAKINGS
SIGNATURES
POWERS OF ATTORNEY
EXHIBIT INDEX